Exhibit 32.3

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. Section 1350

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

I, J. Russell Porter, President of Gastar Exploration USA, Inc. (the “Company”), hereby certify that the accompanying Quarterly Report on Form 10-Q for the three and six months ended June 30, 2011 (the “Report”), filed by the Company with the Securities and Exchange Commission on the date hereof complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 8, 2011

/s/ J. RUSSELL PORTER
J. Russell Porter
President